Exhibit 99.2

FOR IMMEDIATE RELEASE
May 5, 2015

Good Times Restaurants Inc. Announces Full Exercise of Over-Allotment Option

Lakewood, CO, May 5, 2015 Good Times Restaurants Inc. (NASDAQ: GTIM), owner of Good Times Burgers & Frozen Custard, an upscale quick-service restaurant chain focused on fresh, high quality, all natural products located primarily along the front range of Colorado and a licensee of Bad Daddy’s Burger Bar, a full service, “small box” better burger casual dining chain, announced today that the underwriters of its previously announced common stock offering have exercised in full their option to purchase an additional 363,105 shares of Good Times’ common stock to cover over-allotments.  The public offering price of the shares is $8.15 per share.

Janney Montgomery Scott LLC and Stephens Inc. are acting as joint book-running managers and Dougherty & Company is acting as lead manager for the offering.

The offering was made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. Shares of the Company’s common stock were offered only pursuant to a prospectus and prospectus supplement that form a part of the registration statement, which are available on the SEC’s website www.sec.gov. A printed copy of the prospectus and prospectus supplement relating to the offering may be obtained by contacting Janney Montgomery Scott LLC, c/o Equity Syndicate, 60 State Street, 35th Floor, Boston, MA  02109, by telephone at 617-557-2971 or by e-mail at prospectus@janney.com; Stephens Inc., c/o The Prospectus Department, by telephone at 501-377-2131 or by e-mail at prospectus@stephens.com; or Dougherty & Company c/o Equity Syndicate, by telephone at 612-317-2152.

This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, fresh cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises 37 restaurants.

GTIM currently owns and operates Bad Daddy’s Burger Bar restaurants as a licensee thought its wholly owned subsidiary, BD of Colorado LLC.  Promptly following completion of the offering, it is expected that GTIM will own Bad Daddy’s International, LLC which is the owner of the Bad Daddy’s Burger Bar concept and also wholly owns four Bad Daddy’s Burger Bar restaurants and partly owns three additional such restaurants.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K-A for the fiscal year ended September 30, 2014 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO, (303) 384-1411
Christi Pennington, (303) 384-1440
Mike Porter: Porter, LeVay & Rose (212) 564-4700